UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 27, 2018

Date of Report (Date of Earliest Event Reported)

Commission File No. 0-29935

CROWN EQUITY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

11226 Pentland Downs, Las Vegas, NV 89141

(Address of principal executive offices) (Zip code)

Company’s telephone number, including area code: (702) 810-0178

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

LAS VEGAS, NV- June 27, 2018 - Crown Equity Holdings Inc. (CRWE) is pleased to announce today that Steven A. Cantor has been elected by its Board to serve as Chairman of its Board of Directors.

Mr. Cantor will succeed Mike Zaman who will no longer hold the position as Chairman. However, Mr. Zaman will remain as a Director, and maintain his positions as CEO and President.

“We are very pleased to have Mr. Cantor join our board and look forward to his contributions as our company’s Chairman,” said Mike Zaman, CEO and President of Crown Equity Holdings, Inc.

“I am honored to take over from Mike as chairman and look forward to working with Crown Equity Holdings’ board and management team to embrace both the challenges and the opportunities in front of the company,” said Steven.

During Steven’s career, he has been instrumental in helping close multiple NASDAQ IPO’s, M&A, debt-elimination and reorganization transactions. He has been setting the strategic direction, financing, building and exiting micro to small-cap companies for more than 25 years. Steven’s most recent liquidity and exit in 2018, was as Co-CEO and Board of Director member of Hancock Jaffe Laboratories, Inc. (HJLI) a new NASDAQ IPO company specializing in bioprosthetic medical devices for treating cardiovascular diseases.

The Board will increase its members to Seven (7).

ITEM 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated June 27, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN EQUITY HOLDINGS INC.

Dated: June 27, 2018	By:	/s/ Mike Zaman
Mike Zaman
CEO/PRESIDENT

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